Exhibit 10.33

LEASE AMENDING AGREEMENT

THIS AGREEMENT made as of the 9th day of March, 2007,

B E T W E E N:

OCCULOGIX, INC.

(the “Tenant”)

A N D:

2600 SKYMARK INVESTMENTS INC.

(the “Landlord”)

WHEREAS pursuant to a lease dated the 17th day of October, 2005 (the “Lease”), as supplemented by a Rent Deposit Agreement dated October 17, 2005 (the “Rent Deposit Agreement”), the Landlord, by its predecessor Penyork Properties III Inc., as landlord, leased to the Tenant certain premises containing a Rentable Area of approximately 6,600 square feet as set out in the Lease, being composed of part of the ground floor of Building 9, known as Suite 103, and part of the second floor of Building 9, known as Suite 201, of the Project municipally designated as 2600 Skymark Avenue, Mississauga, Ontario (the Project and Building as more particularly described in the Lease) for a term now expiring July 31, 2007 at the rents and upon the terms and conditions contained in the Lease;

AND WHEREAS 2600 Skymark Investments Inc. is successor in interest and title as owner and landlord of the Project and Building;

AND WHEREAS the Landlord and the Tenant have agreed to extend the Term of the Lease and to certain other amendments to the Lease and to execute this Agreement to give effect thereto;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual convenants contained herein and the sum of TWO ($2.00) DOLLARS now paid by each party to the other and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereby covenant and agree as follows:

1.	The above recitals are true in substance and in fact.

2.	The Lease shall be and is hereby amended as follows:

(a)	Section 1(b) Term is extended for a further Three (3) years from August 1, 2007 to July 31, 2010;

(b)	Section 1(d) Expiry Date is extended to July 31, 2010;

(c)	Section 1(e) Basic Rent shall be amended by adding the following:

Rental Period	Annual Basic Rent	Monthly Basic Rent	Annual Rate per square foot of Rentable Area
August 1, 2007 to July 31, 2010	$79,200.00	$6,600.00	$12.00

(e)	The Landlord’s address for service in Section 1(i) shall be deleted and replaced with the following:

2600 Skymark Investments Inc.
Suite 300
1 St. Clair Avenue West
Toronto, Ontario, M4V 1K6

(d)	The Tenant shall have no right or option to extend or renew the Lease or the term of the Lease.

(e)
The Tenant accepts the Premises in their current “as is” condition and the Landlord shall not provide any Landlord’s Work.  There shall be no rental credit, rent free period, tenant allowance, Landlord’s Work, Fixturing Period, leasehold improvements or other tenant inducement whatsoever provided by the Landlord.

(f)	The Tenant’s right of first offer to lease the ROFO Space is hereby terminated and Sections 4 and 5 of Schedule D to the Lease are hereby deleted from the Lease.

(g)
Section 5.5 of the Lease is hereby amended by deleting the word “audited” from the ninth line thereof, so that the statement of Operating Costs and Realty Taxes for the Project to be provided annually by the Landlord to the Tenant shall not be required to be in audited form.

3.
The Landlord and the Tenant hereby acknowledge, confirm and agree that in all other respects the terms of the Lease and the Rent Deposit Agreement are to remain in full force and effect, unchanged and unmodified except in accordance with this Agreement.

4.	Except as specifically stated in this Agreement, any expression used in this Agreement has the same meaning as the corresponding expression in the Lease.

5.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective permitted successors and permitted assigns.

6.
This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original.  Such counterparts together shall constitute one and the same instrument and, notwithstanding the date of execution, shall be deemed to bear the effective date set forth above.

IN WITNESS WHEREOF each of the parties hereto have executed this Agreement as of the date first written above.

Tenant:
OCCULOGIX, INC.

Per:	“TomReeves”
	Name:	Tom Reeves
	Title:	President & COO

Per:	“William Dumencu”
	Name:	William Dumencu
	Title:	CFO & Treasurer

I/We have authority to bind the Corporation

Landlord:
2600 SKYMARK INVESTMENTS INC.

Per:	“Michael Bunston”
	Name:	Michael Bunston
	Title:	President

I have authority to bind the Corporation